Sun Life Assurance Company of Canada (U.S.)

Wellesley Hills, MA 02481

MASTER APPLICATION for COMBINATION VARIABLE AND FIXED GROUP ANNUITY

Master Contract Owner Name: ____________________________________________________________________

Address: ____________________________________________________________________________________

Issue Date: _________________________________________________________________________________

OWNER DESIGNATION

Owner:                                                                                                                                                                                       ________________________________________________________________________________________

Address: ________________________________________________________________________________________

Relationship:                                      ____________________ S.S.# or Tax I.D.# : _________________                               Date of Trust: ____________                                   (if applicable)

In connection with the annuity contract applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities in force with this or any other insurer?                         [ ] ❒ Yes   [ ]   No

If yes, provide details: _________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

Corrections and Amendments (for Home Office use only):

___________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

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Authorized Signature of Master Contract Owner	Date

Printed Name and Title of Master Contract Owner	Signature of Producer/Broker/Witness

Authorized Signature of Master Contract Owner Date Date

                                                                                    ___________________________________________                                                                  _______________________________

Printed Name and Title of Master Contract Owner Signature of Producer/Broker/Witness

RFFII--APP--GRP--2002